Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders

PowerShares Exchange-Traded Fund Trust

In planning and performing our audits of the financial
statements of the Portfolios listed in Appendix A, (each a Portfolio of PowerShares Exchange-Traded Fund Trust, hereafter referred to as the "Portfolios") as of and for the year ended April 30, 2009, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Portfolios' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios' internal control over financial
reporting.   Accordingly, we do not express an opinion on the
effectiveness of the Portfolios' internal control over financial reporting.

The management of the Portfolios is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and
related costs of controls.   A portfolio's internal control over
financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in
accordance with generally accepted accounting principles.   A
portfolio's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the portfolio; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the portfolio are being made only in accordance with authorizations of management and trustees of the portfolio; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a portfolio's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial
reporting may not prevent or detect misstatements.   Also,
projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal
course of performing their assigned functions, to prevent or
detect misstatements on a timely basis.   A material weakness is
a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Portfolios' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Portfolios' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Portfolios' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of April 30,

This report is intended solely for the information and use of management and the Board of Trustees of the Portfolios and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP

New York, NY

June 25, 2009



Appendix A

Broad Market

PowerShares Dynamic MagniQuant Portfolio PowerShares
Dynamic Market Portfolio PowerShares Dynamic OTC Portfolio
PowerShares FTSE RAFI US 1000 Portfolio PowerShares NXQ
Portfolio

Dividend Income

PowerShares Buyback Achievers Portfolio PowerShares
Dividend Achievers Portfolio PowerShares Financial Preferred
Portfolio

PowerShares High Growth Rate Dividend Achievers Portfolio
PowerShares High Yield Equity Dividend Achievers Portfolio
PowerShares International Dividend Achievers Portfolio

Fundamental

PowerShares FTSE RAFI Basic Materials Sector Portfolio
PowerShares FTSE RAFI Consumer Goods Sector Portfolio
PowerShares FTSE RAFI Consumer Services Sector Portfolio
PowerShares FTSE RAFI Energy Sector Portfolio PowerShares
FTSE RAFI Financials Sector Portfolio PowerShares FTSE RAFI
Health Care Sector Portfolio PowerShares FTSE RAFI
Industrials Sector Portfolio

PowerShares FTSE RAFI Telecommunications & Technology
Sector Portfolio PowerShares FTSE RAFI US 1500 Small-Mid
Portfolio

PowerShares FTSE RAFI Utilities Sector Portfolio

Industry

PowerShares Dynamic Banking Portfolio

PowerShares Dynamic Biotechnology & Genome Portfolio
PowerShares Dynamic Building & Construction Portfolio
PowerShares Dynamic Energy Exploration & Production
Portfolio PowerShares Dynamic Food & Beverage Portfolio

PowerShares Dynamic Hardware & Consumer Electronics
Portfolio PowerShares Dynamic Healthcare Services Portfolio
PowerShares Dynamic Insurance Portfolio

PowerShares Dynamic Leisure and Entertainment Portfolio
PowerShares Dynamic Media Portfolio

PowerShares Dynamic Networking Portfolio PowerShares
Dynamic Oil & Gas Services Portfolio PowerShares Dynamic
Pharmaceuticals Portfolio PowerShares Dynamic Retail Portfolio
PowerShares Dynamic Semiconductors Portfolio PowerShares
Dynamic Software Portfolio



Sector

PowerShares Dynamic Basic Materials Sector Portfolio
PowerShares Dynamic Consumer Discretionary Sector Portfolio
PowerShares Dynamic Consumer Staples Sector Portfolio
PowerShares Dynamic Energy Sector Portfolio PowerShares
Dynamic Financial Sector Portfolio PowerShares Dynamic
Healthcare Sector Portfolio PowerShares Dynamic Industrials
Sector Portfolio PowerShares Dynamic Technology Sector
Portfolio PowerShares Dynamic Telecommunications & Wireless
Portfolio PowerShares Dynamic Utilities Portfolio

PowerShares NASDAQ Internet Portfolio

Specialty

PowerShares Aerospace & Defense Portfolio PowerShares
Cleantech Portfolio

PowerShares DWA Technical Leaders Portfolio PowerShares
Golden Dragon Halter USX China Portfolio PowerShares Listed
Private Equity Portfolio PowerShares Lux Nanotech Portfolio
PowerShares NASDAQ-100 BuyWrite Portfolio PowerShares
S&P 500 BuyWrite Portfolio PowerShares Value Line Industry
Rotation Portfolio PowerShares Value Line Timeliness Select
Portfolio PowerShares Water Resources Portfolio PowerShares
WilderHill Clean Energy Portfolio PowerShares WilderHill
Progressive Energy Portfolio

Style

PowerShares Dynamic Aggressive Growth Portfolio
PowerShares Dynamic Deep Value Portfolio PowerShares
Dynamic Large Cap Growth Portfolio PowerShares Dynamic
Large Cap Portfolio PowerShares Dynamic Large Cap Value
Portfolio PowerShares Dynamic Mid Cap Growth Portfolio
PowerShares Dynamic Mid Cap Portfolio PowerShares Dynamic
Mid Cap Value Portfolio PowerShares Dynamic Small Cap
Growth Portfolio PowerShares Dynamic Small Cap Portfolio
PowerShares Dynamic Small Cap Value Portfolio PowerShares
FTSE NASDAQ Small Cap Portfolio PowerShares Zacks Micro
Cap Portfolio PowerShares Zacks Small Cap Portfolio